Exhibit 99.1

1. This statement is being filed by The Goldman Sachs Group, Inc. ("GS Group"), Goldman, Sachs & Co. ("Goldman Sachs"), GSCP V AIV, L.P. ("GSCP V AIV"), GS Capital Partners V Employee Fund, L.P. ("GSCP V Employee"), GS Capital Partners V Offshore, L.P. ("GSCP V Offshore"), GS Capital Partners V GmbH & Co. KG ("GSCP V Germany"), GSCP V Institutional AIV, L.P. ("GSCP V Institutional"), GS Private Equity Partners 1999, L.P. ("PEP 1999"), GS Private Equity Partners 1999 Offshore, L.P. ("PEP 1999 Offshore"), GS Private Equity Partners 1999 -- Direct Investment Fund, L.P. ("PEP 1999 Direct"), GS Private Equity Partners 2000, L.P. ("PEP 2000"), GS Private Equity Partners 2000 Offshore Holdings, L.P. ("PEP 2000 Offshore") and GS Private Equity Partners 2000 -- Direct Investment Fund, L.P. ("PEP 2000 Direct" and, together with GSCP V AIV, GSCP V Employee, GSCP V Offshore, GSCP V Germany, GSCP V Institutional, PEP 1999, PEP 1999 Offshore, PEP 1999 Direct, PEP 2000 and PEP 2000 Offshore, the "Limited Partnerships"), GS Advisors V AIV, Ltd. ("GS Advisors V AIV"), GS Capital Partners V Employee Funds GP, L.L.C. ("GSCP V Employee GP"), GS Advisors V, L.L.C. ("GS Advisors V"), Goldman, Sachs Management GP GmbH ("GS Germany GP"), GS PEP 1999 Advisors, L.L.C. ("PEP 1999 GP"), GS PEP 1999 Offshore Advisors, Inc. ("PEP 1999 Offshore GP"), GS PEP 1999 Direct Investment Advisors, L.L.C. ("PEP 1999 Direct GP"), GS PEP 2000 Advisors, L.L.C. ("PEP 2000 GP"), GS PEP 2000 Offshore Holdings Advisors, Inc., ("PEP 2000 Offshore GP") and GS PEP 2000 Direct Investment Advisors, L.L.C. ("PEP 2000 Direct GP" and, together with the Limited Partnerships, GS Group, Goldman Sachs, GS Advisors V AIV, GSCP V Employee GP, GS Advisors V, GS Germany GP, PEP 1999 GP, PEP 1999 Offshore GP, PEP 1999 Direct GP, PEP 2000 GP and PEP 2000 Offshore GP, the "Reporting Persons").

3. Goldman Sachs and GS Group may be deemed to beneficially own indirectly, in the aggregate, 14,057,137 common shares of Validus Holdings, Ltd. (the "Issuer"), par value $ 0.175 per share (the "Common Shares"), and 1,604,410.1 warrants to purchase Common Shares ("Warrants") through the Limited Partnerships, of which affiliates of Goldman Sachs and GS Group are the general partner, managing general partner or managing limited partner. Goldman Sachs is a direct and indirect wholly-owned subsidiary of GS Group. Goldman Sachs is the investment manager of certain of the Limited Partnerships. GS Group, Goldman Sachs and the Limited Partnerships share voting power and investment power with certain of their respective affiliates. Each of Goldman Sachs and GS Group disclaims beneficial ownership of the securities reported herein, except to the extent of its pecuniary interest therein, if any.

4. GSCP V AIV beneficially owns directly and its general partner, GS Advisors V AIV, may be deemed to beneficially own indirectly 4,798,022 Common Shares and 638,459.4 Warrants. GSCP V Employee beneficially owns directly and its general partner, GSCP V Employee GP, may be deemed to beneficially own indirectly 1,550,787 Common Shares and 206,358.9 Warrants. GSCP V Offshore beneficially owns directly and its general partner, GS Advisors V, may be deemed to beneficially own indirectly 3,279,530 Common Shares and 436,397.9 Warrants. GSCP V Germany beneficially owns directly and its general partner, GS Germany GP, may be deemed to beneficially own indirectly 251,708 Common Shares and 33,494.2 Warrants. GSCP V Institutional beneficially owns directly and its general partner, GS Advisors V AIV, may be deemed to beneficially own indirectly 2,177,093 Common Shares and 289,699.7 Warrants. PEP 1999 beneficially owns directly and its general partner, PEP 1999 GP, may be deemed to beneficially own indirectly 1,039,607 Common Shares. PEP 1999 Offshore beneficially owns directly and its general partner, PEP 1999 Offshore GP, may be deemed to beneficially own indirectly 166,143 Common Shares. PEP 1999 Direct beneficially owns directly and its general partner, PEP 1999 Direct GP, may be deemed to beneficially own indirectly 29,720 Common Shares. PEP 2000 beneficially owns directly and its general partner, PEP 2000 GP, may be deemed to beneficially own indirectly 439,293 Common Shares. PEP 2000 Offshore beneficially owns directly and its general partner, PEP 2000 Offshore GP, may be deemed to beneficially own indirectly 154,627 Common Shares. PEP 2000 Direct beneficially owns directly and its general partner, PEP 2000 Direct GP, may be deemed to beneficially own indirectly 170,607 Common Shares. The number of Common Shares issuable upon exercise of the Warrants as reported herein has been provided to the Reporting Persons by the Issuer based on the Issuer's estimate of the total number of Common Shares, Warrants and options to purchase Common Shares outstanding immediately prior to the consummation of the Issuer's initial public offering of Common Shares.